SECURITIES AND EXCHANGE COMMISSION

                              Washington, DC 20549

                                    FORM 8-K

                                 CURRENT REPORT


Pursuant to Sections 13 and 15(d) of the Securities Exchange Act

of 1934

Date of Report                                  December 31, 1997


                              GENERAL DEVICES, INC.
              Exact name of registrant as specified in its charter


    New Jersey                 0-3125           21-0661726
   (State or other        (Commission File     (I.R.S. Employer
   jurisdiction of             Number)          Identification
   incorporation                                     No.)


   215 W. Church Road, Room 202, King of Prussia, PA     19406
   (Address of principal executive offices)            (Zip code)


Registrant's telephone number, including area code:

                                  610-992-1455

                                 Not Applicable
          (Former name or former address, if changed since last report)



Item 1.  Changes in Control of Registrant
         None

Item 2.  Acquisition or Disposal of Assets
         Not Applicable

Item 3.  Bankruptcy or Receivership
         An Order Confirming General Devices Inc's Plan of reorganization was entered by order of the United States
         Bankruptcy Court for the Eastern District of
         Pennsylvania case #96-17950 under United States
         Bankruptcy Judge Diane W.Sigmond on 12/22/97.The Order was actually received on 12/29/97 for reporting purposes.

         Summarization: All Classes of Claims and Interest voted in favor of the plan or were not impaired.
         Distribution: Class 2 creditors receive 200 shares of common stock for each $1000 of Claim.$129,967 total Class 2 claims receive 25,944 shares.Class 3 creditors, The Debenture holders , Receive 368 shares in full payment for each Debenture held,based on $1000 Principal and $840 Interest or a $1840 claim.$1,707,520 total Class 3 Claims receive 341,504 shares.

         Resumption of Operations: By agreement, 500,000 common Investment shares are issued to a small investors group for $25,000 to be used for Restart working capital.A group of exemployees agreed to restart sales/commission

         Shares Issued and Outstanding: With the issuing of the 500,000 Investment shares and the issue to Creditors of 367498 shares the Registrant now has 4,964,421 shares issued and Outstanding-includes 20,300 Treasury shares.There is 10,000,000 shares Authorized.

         Assets and Liabilities: Upon Confirmation the company had no liabilities or debt and had $25,000 cash assets
         -January 1,1998.The company has $25,000 in Networth

tem 4.  Changes in Registrant's Certifying Accountant
         Not Applicable

Item 5.  Other events
         Not Applicable

Item 6.  Resignation of Registrant's Directors
         None

Item 7.  Financial Statements and Exhibits
         None



                                   SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereto duly authorized.


                                      GENERAL DEVICES, INC.
                                          (Registrant)




December 31,1997                  By: (S)

                                        Theodore A. Raymond
                                        President